FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

INDUSTRY CONCEPT HOLDINGS INC.
 (Exact Name of Issuer as specified in its charter)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 East Prentice Avenue, Penthouse Suite
Greenwood Village, Colorado 80111
(Address of principal executive offices including zip code)

(323) 585-5281
 (Registrant's telephone number, including area code)

4501 E 50th St.
Vernon CA 90058

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

       References in this document to "us," "we," or "the Company" refer to Industry Concept Holdings, Inc. and its subsidiaries.

Item 5.02 Departure of Principal Officers

       On January 8, 2011, our Board of Directors asked for, and received the oral resignation of Mr. Greg Lorber our President and Chief Executive Officer, and a Director, from all offices, including as a Director, effective January 10, 2011.  In addition, at the same time, our Board of Directors received the oral resignation of Andrea J. Payne from all offices, including as a Director, effective January 10, 2011.Mr. Matthew Milonas, our President/ Chief Financial Officer, has been appointed to act as interim Chief Executive Officer, in addition to his duties as Chief Financial Officer and Treasurer.  We have also appointed Wells Butleras our corporate Secretary.

We also welcome our new director Michael McGill has been the Secretary and a Director since November, 2007 of Gallery Management Holding Corp. a public company. He is the founder of MK Roofing Inc. and has been Chief Executive Officer and President of this organization from 1991 to the present.  MK Roofing is a private company which does commercial flat roofing. Mr. McGill holds a Bachelor of Science degree from the University of Northern Colorado, and a certified teacher’s certificate in science, which he received in 1990.

Item 8.01 Other Event

       Effective January 10, 2011, we relocated our corporate headquarters to 8400 East Prentice Avenue, Penthouse Suite, Greenwood Village, Colorado 80111. Our telephone number remains the same.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2011		Industry Concept Holdings, Inc.
	By:	/s/ Matthew Milonas
Matthew Milonas, Chief Executive and Financial Officer